EXHIBIT 4.19

OFFER TO CONVERT SHARES OF SERIES G-1 CONVERTIBLE PREFERRED STOCK

FOR SHARES OF COMMON STOCK OF HARKEN ENERGY CORPORATION

SUBSCRIPTION AGREEMENT

1.	Delivery of Documents.

a.	Delivery of Documents by Harken. Harken Energy Corporation (the “Company” or “Harken”) is offering to issue shares of common stock with a par value of $0.01 (“Common Shares”) in a conversion for shares of Series G-1 Convertible Preferred Stock (“G-1 Shares”) (“Conversion Offer”). The Conversion Offer is being made to a limited number of accredited investors pursuant to Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”). The following instruments have been delivered, or made available, to the undersigned investor (“Investor”) in connection with the Conversion Offer:

■	Copies of all filings of Harken with the United States Securities and Exchange Commission and other information requested by the Investor relating to the Company. The filings have been made available to the Investor on the Company’s website www.harkenenergy.com.

■	A Rule 144K Certification, a copy of which is attached.

b.	Delivery of Documents by the Investor. The following instruments must be delivered to the Company c/o Elmer A. Johnston, 180 State Street, Suite 200, Southlake, TX 76092 by the Investor by 15 October 2004 (the “Closing Date”):

(1)	This Subscription Agreement duly executed by the Investor.

(2)	The attached Rule 144K Certification duly executed by the Investor.

(3)	The original certificates for the G-1 Shares being converted hereunder.

The Investor is encouraged to read the documents referred to in Paragraph 1a. above very carefully in regard to the Conversion Offer, and by signing below, will agree with Harken that it has done so.

2.	Subscription Terms

a.	Subscription. The Investor hereby subscribes for the number of Common Shares indicated below in full conversion for the number of G-1 Shares indicated below, inclusive of all accrued but unpaid dividends on such G-1 Shares. The Investor hereby transfers the G-1 Shares indicated below to the Company in consideration of such subscription.

Number of Common Shares
to be subscribed:

Number of G-1 Shares
to be converted:

The Company will deliver a certificate representing the Common Shares subscribed herein to the Investor after receiving the signed Subscription Agreement, the signed Rule 144K Certification and the certificate(s) for the G-1 Shares being converted.

b.	Ownership of Shares. The Investor represents that neither the Investor nor its affiliates are owners, beneficially or otherwise, of any Common Stock or other equity securities of the Company, or rights to acquire Common Shares or other equity securities of the Company, other than as set forth below:

(i)	Common Shares: ;

(ii)	Shares of preferred stock previously acquired and owned by the Investor as of the Closing Date ; and

(iii)	Other securities: .

c.	Notices to the Investor. The Investor requests that notices to the Investor should be provided to the following address:

Name:

Address:

Attn:

Telephone no:

Facsimile no:

d.	Registration. The certificate for the Common Shares should be registered in the following name and address.

Registered name:

Registered address:

Attention:

Telephone:

The certificate for the Common Shares will be delivered by courier to the Investor at the above address unless the Investor otherwise requests the Company in writing.

e.	Registration and Delivery of G-1 Shares.

(i)	Registered name under which the G-1 Shares to be converted are currently held:

(ii)	The Investor agrees that the consideration for the issuance by the Company of the Common Shares is the G-1 Shares referred to in paragraph 2a. and the Investor agrees to timely cause the G-1 Share certificates to be delivered to the Company, as prescribed above. The Investor further agrees that if it should hereafter receive in error any dividend payments or other distributions related to the G-1 Shares, then it will promptly deliver the same back to the Company.

3.	Investor Representations. When this Subscription Agreement is signed by the Investor, (i) Harken and the Investor agree that this Subscription Agreement will be a valid and binding agreement between them, and (ii) the Investor will make the following representations, covenants and acknowledgments to Harken:

a. The Investor is converting its G-1 Shares to Common Shares, for its own account and not with a view towards the public sale or distribution of the Common Shares in violation of the Securities Act;

b. The Investor is an “Accredited Investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act;

c. The Investor has experience in investments of this nature or has engaged its own advisors for advice and counsel concerning the Investor’s conversion of its G-1 Shares for Common Shares;

d. All subsequent offers and sales of the Common Shares by the Investor shall be made pursuant to registration of the Common Shares under the Securities Act or pursuant to a valid exemption from registration, and the Investor agrees that the Company may impose appropriate legends upon certificates representing the Common Shares and stop orders on its transfer books to protect and enforce the exemption from registration;

e. The Investor understands that the Common Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representation, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to accept the Common Shares;

f. The Investor and/or its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer of the Common Shares which have been requested by the Investor. The Investor and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Investor has had the opportunity to obtain and to review the documents referred to in the Subscription Agreement. The Investor understands that its investment in the Common Shares involves a high degree of risk, and the Investor is relying upon its own knowledge and experience in making its decision to subscribe Common Shares;

g. This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally;

h. The Investor is the sole owner and holder of the G-1 Shares which are set forth in this Subscription Agreement and has full and absolute right and authority to transfer and deliver the G-1 Shares and all rights and benefits associated therewith to the Company;

i. There are no liens, encumbrances, claims or restrictions that apply or attach to the G-1 Shares or to the Investor’s transfer of the G-1 Shares to the Company;

j. Neither the Investor nor its affiliates are owners, beneficially or otherwise, of any Common Stock or other equity securities of the Company, or rights to acquire Common Stock or other equity securities of the Company, other than as set forth in this Subscription Agreement;

k. The Investor agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in this Subscription Agreement, its obligations under this Subscription Agreement are unconditional and absolute. Except to the extent (if any) specifically set forth in this Subscription Agreement, the Investor’s obligations hereunder are not subject to any right of set off, counterclaim, delay or reduction;

l. The Investor understands that the Company and its agents have not undertaken to advise it in respect to any U.S. federal income tax consequences of the ownership and disposition of the Common Shares receivable upon conversion of the G-1 Shares and that the Investor should consult its own advisers in regard to such matters.

4.	Limitation of Dispositions. The Common Shares received under the Conversion Offer in respect of the bonus Common Shares received representing the 20% premium to the Common Shares which would have been issued on conversion of the G-1 Shares (“Bonus Shares”) initially will not be registered with the Securities and Exchange Commission (“SEC”). However, the Company will undertake to file a registration statement covering the Bonus Shares no later than December 31, 2004 and shall use its best efforts to have such registration statement declared effective as soon as possible thereafter. Such securities may not be disposed of, unless they are registered under the Securities Act and any applicable state securities laws or exemptions from the registration requirements of the foregoing securities laws are available. The Common Shares, other than the Bonus Shares, issued pursuant to this Conversion Offer will be freely tradeable and the Investor is required to sign and return the attached Rule 144k Certification in order to receive certificates for such Common Shares without a restrictive legend thereon.

5.	Issue of Common Shares: The Company represents that the Common Shares, when issued and delivered in accordance with this Subscription Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The Common Shares, upon issuance, shall be free and clear of any and all liens, claims and encumbrances. When the Common Shares have been issued as aforesaid, the holders of the Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Shares. As of the date of this Subscription Agreement, the Common Shares are currently listed on the American Stock Exchange. There are no pre-emptive rights of any stockholder of the Company, as such, to acquire the Common Shares.

6.	Certain Covenants and Acknowledgements:

a. Bonus Shares Transfer Restrictions. The Investor acknowledges that the Bonus Shares to be issued to it hereunder may not be transferred unless (A) such shares are subsequently registered under the Securities Act as provided in paragraph 4 of this Subscription Agreement or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that such shares may be sold or transferred pursuant to a valid exemption from such registration. Any sale of the Common Shares made in reliance on Rule 144 promulgated under the Securities Act (“Rule”) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

b. Restrictive Legend. The Investor acknowledges and agrees that the certificates for the Bonus Shares being registered under the Securities Act for resale may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such shares), which may be modified as the Company deems necessary to comply with the Securities Act:

“THESE SHARES OF COMMON STOCK (THE “COMMON SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY ACCEPTING THESE COMMON SHARES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE AVAILABLE.

IF THE HOLDER OF THESE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY ANY AGENCY OF THE UNITED STATES GOVERNMENT.”

Such legend shall be removed from the Bonus Shares and the Company shall issue new certificates without such legend if (i) the holder thereof is permitted to dispose of such shares pursuant to Rule 144 (k) under the Securities Act, (ii) such shares are registered for resale under the Securities Act, or (iii) such shares are sold to a purchaser or purchasers who (in the opinion of counsel to the Investor or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Securities Act. Upon a registration statement becoming effective with respect to the Bonus Shares, the Company agrees to promptly issue new replacement certificates representing such shares without such legend. Any shares issued after the registration statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Investor agrees to sell the shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investor by the Company) or in accordance with an exemption from the registration requirements of the Securities Act.

Nothing herein shall limit the right of any holder to pledge securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

The Company will (i) cause the Common Shares to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities and Exchange Act of 1934, as amended (“the Exchange Act”), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations and (ii) continue the listing or trading of the Common Shares on a stock exchange and comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the principal market on which the Common Shares are listed.

c. Securities Compliance. The Company shall notify the SEC and the American Stock Exchange in accordance with their respective requirements, of the transactions contemplated by this Subscription Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares.

7.	Governing Law; Miscellaneous.

a. This agreement shall be governed by and interpreted in accordance with the laws of the state of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

b. A facsimile transmission of this signed Subscription Agreement shall be legal and binding on all parties hereto.

c. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation.

d. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement or the validity or enforceability of this Subscription Agreement in any other jurisdiction.

e. This Subscription Agreement may be amended only by an instrument in writing signed by the Investor and the Company.

f. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

8.	Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Harken Energy Corporation

180 South Street

Suite 200

Southlake, Texas

76092, USA

Attention: Elmer Johnston, Vice President, Secretary and General Counsel

Telephone: (817) 424 2424

Facsimile: (817) 488-0971

If to Investor:

To the address set out in paragraph 2c.

Each of the Company and the Investor shall provide five (5) days prior written notice to the other of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with this paragraph.

9.	Entire understanding. This Subscription Agreement (including the attachments hereto) constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral.

Date:	INVESTOR

By:
Name:
Title:

If applicable, Buyer’s Tax ID No.:

HARKEN ENERGY CORPORATION

By:
Name:
Title: